CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated March 30, 1999 on the December 31, 1998 balance sheet of Kinder Morgan G.P., Inc. included in the Current Report on Form 8-K dated March 31, 1999 of Kinder Morgan Energy Partners, L.P. in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-25995, 333-62155, and 333-66931) of Kinder
Morgan Energy Partners, L.P. and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P.




/s/ PRICEWATERHOUSECOOPERS L.L.P.


Houston, Texas
March 31, 1999

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